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                                                                      Ex. (g)(4)

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

Ladies and Gentlemen:

     Reference is made to the Amended and Restated Custodian Agreement between us dated February 14, 2001.

     Pursuant to the Agreement, this letter is to provide notice of the creation of two additional funds namely, the State Street Institutional Treasury Fund and the State Street Institutional Treasury Plus Fund (the "New Funds").

     We request that you act as the New Funds' Custodian under the respective Agreement. By your signature below, you agree that the existing Exhibit C to the Agreements shall be deleted in its entirety and the attached Exhibit C shall be substituted therefore.

     Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the Trust and retaining one copy for your records.

                                        Very Truly Yours,

                                        State Street Institutional Investment
                                        Trust


                                        By: /s/ Gary L. French
                                            ------------------------------------
                                            Gary L. French, Treasurer


                                        State Street Bank and Trust Company


                                        By: /s/ Joseph C. Antonellis
                                            ------------------------------------
                                            Joseph C. Antonellis, Vice Chairman

Date: July 22, 2008